UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Base Salaries

On February 22, 2013, the Executive Compensation Committee of the Board of Directors (the “Committee”) established the following base salaries for named executive officers of Albemarle Corporation (the “Company”) for fiscal year 2013: Luther C. Kissam, IV ($800,000); Karen G. Narwold ($400,000); Scott A. Tozier ($450,000); Matthew Juneau ($327,000); and Susan Kelliher ($358,000).

2013 Annual Incentive Plan

On February 22, 2013, the Committee approved the 2013 annual incentive plan target award percentages for the named executive officers of the Company, pursuant to the Albemarle Corporation 2008 Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, each of the named executive officers is eligible to receive an annual cash incentive payment of 0 to three times a target percentage of their respective base salaries if certain company-wide criteria established by the Committee are met for 2013. The target percentages of base salary are as follows: Luther C. Kissam, IV (110%); Karen G. Narwold (60%); Scott A. Tozier (60%); Matthew Juneau (60%); and Susan Kelliher (60%). The named executive officers earn these targeted percentages for achieving target performance levels under the Incentive Plan company-wide metrics. For superior corporate performance, up to two times target may be earned. Further, based on specific individual performance goals, an additional amount may be earned up to the set maximum potential bonus. The maximum amounts payable for 2013 are as follows: Luther C. Kissam, IV ($2,640,000); Karen G. Narwold ($720,000); Scott A. Tozier ($810,000); Matthew Juneau ($589,000); and Susan Kelliher ($644,000). In order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, in 2013, if EBITDA excluding special items exceeds 5% of Net Sales, the awards are initially determined at maximum. The annual incentive awards actually paid to the named executive officers are then adjusted to a level below the plan maximum in accordance with the actual Company performance, individual performance, and award targets described above. The Committee bases the annual incentive awards for named executive officers on performance measures allowed by the Incentive Plan and uses its negative discretion to pay incentive awards for the executives at the performance level achieved against the goals. The Committee also established the annual incentive plan company-wide metrics for 2013 bonuses based on the following factors: EBIT (60%), days of working capital (15%), cash flow from operations (15%) and stewardship (10%), which includes metrics related to safety, the environment and sustainability. Any incentive payments earned under the Incentive Plan for 2013 will be paid in the first quarter of 2014.

“EBIT” is combined income of each business segment before interest and taxes less corporate expenses before special items each calendar year in the measurement period as determined by the Company for such purpose; provided, however, that in accordance with the Incentive Plan and as approved by the Committee in its sole and absolute discretion, EBIT may be adjusted to reflect extraordinary and significant events that distort current earnings.

2013 Long Term Incentive Grant

On February 22, 2013, the Committee approved a total grant value of up to $19,000,000 for the 2013 long term incentive plan, comprised of: (i) Stock Options, which will vest in three equal installments over three years beginning on February 22, 2016, and which will expire February 21, 2023; (ii) Performance Stock Units (“PSUs”) based on certain performance metrics; and (iii) Restricted Stock Units (“RSUs”) vesting on February 22, 2016. Each of the grants listed above will be awarded to certain employees of the Company, and are subject to the terms set forth in the form of Notice of Option Grant (Exhibit 10.1), Notice of Performance Unit Award (Exhibit 10.2) and Notice of Restricted Stock Unit Award (Exhibit 10.3), all of which are incorporated by reference herein.

Also on February 22, 2013, the Committee granted Stock Options and PSUs to the Company’s named executive officers for 2013 under the Incentive Plan. The values granted to each named executive officer are included in the totals above, and are apportioned approximately 60% in the form of PSUs and approximately 40% in the form of Stock Options: Luther C. Kissam IV ($4,000,000); Karen G. Narwold ($600,000); Scott A Tozier ($800,000); Matthew Juneau ($500,000); and Susan Kelliher ($500,000). The value of PSUs included in the above figures reflects the approximate number of PSUs that each named executive officer would receive for target level performance by the Company multiplied by the grant date closing stock price.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Notice of Option Grant

10.2	Notice of Performance Unit Award

10.3	Notice of Restricted Stock Unit Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: February 25, 2013	By:	/s/ Karen G. Narwold
		Name:	Karen G. Narwold
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Notice of Option Grant

10.2	Notice of Performance Unit Award

10.3	Notice of Restricted Stock Unit Award